Exhibit 99.1

FOR IMMEDIATE RELEASE

Allergan Comments on Pershing Square’s and Valeant’s Attempt to Remove a Majority of the Members of the Allergan Board of Directors

Advises Stockholders to Take No Action at This Time

Irvine, Calif., — June 2, 2014 — Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today issued the following statement regarding the filing by Pershing Square Capital Management, L.P. (“Pershing Square”) of preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in order to solicit proxies to call a Special Meeting of Allergan’s Stockholders. At the Special Meeting, Allergan stockholders would be asked to remove a majority of the Company’s existing directors in connection with Valeant Pharmaceuticals International, Inc. (“Valeant”) and Pershing Square’s previously announced unsolicited proposal to acquire all of the outstanding shares of the Company for a combination of 0.83 of Valeant common shares, $72.00 in cash per share of common stock of the Company, and a Contingent Value Right (CVR) related to DARPin® sales (the “Re-Revised Proposal”) and request that new directors be appointed.

Allergan urges all of its stockholders to refrain from taking any action, including returning any proxy card sent by co-bidders Pershing Square and Valeant, until they have reviewed the recommendation of Allergan’s Board of Directors. Under federal securities laws, Pershing Square and Valeant cannot solicit proxies from Allergan stockholders until Pershing Square and Valeant provide stockholders with definitive proxy solicitation materials.

The Allergan Board will carefully review and consider the Re-Revised Proposal in due course and pursue the course of action that the Board believes is in the best interests of the Company and all of its stockholders.

Goldman, Sachs & Co. and BofA Merrill Lynch are serving as financial advisors to the Company and Latham & Watkins, Richards, Layton & Finger, P.A. and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to the Company.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,600 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and customers who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding a proposed offer or proposal by Valeant and/or Pershing Square. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the first quarter of the fiscal year ended March 31, 2014 filed on May 7, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

STOCKHOLDERS ARE ENCOURAGED TO READ ANY COMPANY SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.allergan.com.

Allergan Contacts

Bonnie Jacobs, Allergan (714) 246-5134

Joele Frank, Dan Katcher, and Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

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